For Period ended 07/31/02                                             All Series
File Number 811-2429

Sub-Item 77Q3(a)(ii):
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There were no significant  changes in the registrant's  internal  controls or in other factors that could significantly affect these controls subsequent to their evaluation as of July 31, 2002 by Ernst & Young LLP (whose report dated September 6, 2002 is included hereto as Exhibit 77B), including any corrective actions with regard to significant deficiencies and material weaknesses.